Exhibit 8.1

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000	Facsimile: +1 312 862 2200
www.kirkland.com September 16, 2021

Pathfinder Acquisition Corporation

1950 University Avenue

Suite 350

Palo Alto, CA 94303

Ladies and Gentlemen:

We are United States tax counsel to Pathfinder Acquisition Corporation, a Cayman Islands exempted company (“PFDR”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Joint Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-258769) originally filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by PFDR. The Registration Statement relates to the registration of 51,375,000 shares of common stock and 10,750,000 warrants of PFDR (after giving effect to the Domestication, which will be renamed ServiceMax, Inc. (“New SM”) in connection the Domestication).

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement dated July 15, 2021, as amended and restated on August 11, 2021 (the “Business Combination Agreement”) by and among PFDR, Serve Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pathfinder (“Serve Merger Sub”) and ServiceMax, Inc., a Delaware corporation (“ServiceMax”) (such transactions, including the Domestication, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

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Pathfinder Acquisition Corporation

September 16, 2021

You have requested our opinion concerning the discussion of the Domestication set forth in the section entitled “U.S. Federal Income Tax Considerations—U.S. Holders—Effects of the Domestication on U.S. Holders” in the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

(a)    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

(b)    All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by PFDR, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

(c)    The descriptions of PFDR in the Registration Statement, the registration statement filed in connection with PFDR’s initial public offering, and PFDR’s other public filings are true, accurate and complete;

(d)    The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

(e)    The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue

Pathfinder Acquisition Corporation

September 16, 2021

Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Domestication in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the section entitled “U.S. Federal Income Tax Considerations—U.S. Holders—Effects of the Domestication on U.S. Holders” in the Registration Statement, subject to the assumptions, limitations and qualifications stated in the section entitled “U.S. Federal Income Tax Considerations” in the Registration Statement (the “Tax Disclosure”), and, as further described in the Tax Disclosure, does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291-1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations—U.S. Holders—Effects of the Domestication on U.S. Holders,” insofar as they address the material U.S. federal income tax considerations for beneficial owners of PFDR public shares and public warrants of the Domestication, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and the Tax Disclosure.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Pathfinder Acquisition Corporation

September 16, 2021

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP